UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2007

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 6, 2007, James E. Adkins resigned as the Company’s Executive Vice President of Products.  Mr. Adkins will remain employed by the Company until June 29, 2007.

(e)  In connection with Mr. Adkins’ departure from the Company, on June 11, 2007 the Company and Mr. Adkins entered into a Transitional Employment and Separation Agreement (the “Agreement”).  Provided that Mr. Adkins executes a general release in favor of the Company, the Agreement entitles Mr. Adkins to receive upon his termination a lump sum payment equal to four months of Mr. Adkins’ base salary and payment by the Company of COBRA insurance premiums for four months after termination.  In addition, Mr. Adkins will have one year after his termination to exercise his options to purchase Company common stock that were vested as of the date of the termination, and the Company will repurchase all unvested shares of Company common stock held by Mr. Adkins as of the date of his termination at the purchase price set forth in the stock agreement of Mr. Adkins.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2007		OPSWARE INC.

	By:	/s/ David F. Conte
David F. Conte
Chief Financial Officer